EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements Nos. 33-42214, 33-98160, 333-80857 and 333-80843 on Form S-8 of Axcess International Inc. of our report dated January 21, 2005, with respect to the consolidated financial statements of Axcess International Inc. as December 31, 2004 and 2003 and for the years then ended included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004.

/s/ Hein & Associates LLP

March 30, 2005
Dallas, Texas